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                                                                     EXHIBIT 4.1



                       PREFERRED STOCK PURCHASE AGREEMENT

                                     BETWEEN

                        INTEGRATED SURGICAL SYSTEMS, INC.

                                     AND THE

                           INVESTORS SIGNATORY HERETO

         PREFERRED STOCK PURCHASE AGREEMENT dated as of February 8, 2000 (the "Agreement"), between Integrated Surgical Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") and the persons signatory hereto (each an "Investor").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase, for a total purchase price of $2,000,000, 2,000 shares of the Company's Series F Convertible Preferred Stock and warrants to purchase an aggregate of 125,000 shares of the Company's common stock.

         WHEREAS, the issuance and sale of the Series F Convertible Preferred Stock and the warrants to the Investor will be made in reliance upon the provisions of Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder by the Securities and Exchange Commission.

NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1. "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

Section 1.2. "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

Section 1.3. "Capital Shares Equivalents" shall mean any securities, rights or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the



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Company or any warrants, options or other rights to subscribe for or purchase
Capital Shares or any such convertible or exchangeable securities.

Section 1.4. "Closing" shall mean the closing of the purchase and sale of the Preferred Stock pursuant to Section 2.1.

Section 1.5. "Closing Date" shall mean the date on which all conditions to closing have been satisfied and the Closing shall have occurred.

Section 1.6. "Common Stock" shall mean the Company's common stock, par value $.01 per share.

Section 1.7. "Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Preferred Stock.

Section 1.8. "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.9. "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 6.1.

Section 1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

Section 1.11   "Legend" See Section 9.1.

Section 1.12. "Market Price" on any given date shall mean the single lowest intraday or closing price (as reported by Bloomberg L.P.) of the Common Stock on any Trading Day during the five Trading Days prior to the date for which Market Price is to be determined.

Section 1.13. "Material Adverse Effect" shall mean any effect on the business, Bid Price, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant in any material respect.

Section 1.14. "NASD" shall mean the National Association of Securities Dealers, Inc.

Section 1.15. "Outstanding" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in




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respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

Section 1.16. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.17. "Preferred Stock" shall mean the Company's Series F Convertible Preferred Stock, par value $.01 per share, issued pursuant to the Certificate of Designations attached hereto as Exhibit A.

Section 1.18. "Principal Market" shall mean the Nasdaq National Market, The Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.19. "Purchase Price" shall mean one thousand dollars ($1,000) per share.

Section 1.20. "Registrable Securities" shall mean the Conversion Shares and the Warrant Shares until (i) the Registration Statement has been declared effective by the SEC, and all Conversion Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Conversion Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Conversion Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Conversion Shares and Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

Section 1.21. "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor on the Closing Date annexed hereto as Exhibit C.

Section 1.22. "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and the Warrant and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.



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Section 1.23   "Regulation D" shall mean Regulation D promulgated by the SEC under Section 4(2) of the Securities Act.

Section 1.24   "SEC" shall mean the Securities and Exchange Commission.

Section 1.25   "Section 4(2)" shall mean Section 4(2) of the Securities Act.

Section 1.26 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

Section 1.27 "SEC Documents" shall mean the Company's Form 10-KSB for the fiscal year ended December 31, 1998; Form 10-QSBs for the fiscal quarters ended March 31, 1999 (as amended), June 30, 1999 and September 30, 1999; Form 8-Ks dated April 28, 1999 and December 14, 1999; Proxy Statements dated March 27, 1999 and October 5, 1999; and its Prospectus dated December 8, 1999.

Section 1.28. "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

Section 1.29, "Warrant" shall have the meaning set forth in Section 2.2 and substantially in the form of Exhibit B.

Section 1.30. "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrant.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

Section 2.1.   Investment.

         (a) The Company agrees to sell and each Investor, severally and not jointly, agrees to purchase the number of shares of Preferred Stock set forth on the signature page hereto at the Purchase Price on the Closing Date.

         (b) On the Closing Date, the Company shall issue and sell to the Investor, against payment of the total Purchase Price of the shares of Preferred Stock purchased by the Investor by wire transfer of immediately available funds in accordance with instructions from the Company, the shares of Preferred Stock set forth on the signature page hereto and the Warrant.

         (c) The Closing of the sale and purchase of the Preferred Stock and Warrant shall be subject to the completion of the following conditions:



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               (i)    acceptance and execution by the Company and the Investor
                      of this Agreement and all Exhibits hereto;

               (ii) all representations and warranties of the Investor and of the Company contained herein shall remain true and correct as of the Closing Date;

               (iii) the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and Warrant, or shall have the availability of exemptions therefrom;

               (iv) the sale and issuance of the Preferred Stock and Warrant, and the proposed issuance of the Common Stock underlying the Preferred Stock and the Warrant shall be legally permitted by all laws and regulations to which the Investor and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement;

               (v) receipt by the Investor of an opinion of Snow Becker Krauss P.C., counsel to the Company, in the form of Exhibit D hereto;

               (vi) delivery to the Investor of the Irrevocable Instructions to Transfer Agent in the form attached hereto as Exhibit E;

               (vii) there not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on The Nasdaq Small Cap Market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof; and

               (viii) there not having occurred any event or development, and there being in existence no condition, having or which reasonably and forseeably could have a Material Adverse Effect.

Section 2.2. The Warrant. On the Closing Date, the Company will issue to the Investor a warrant exercisable beginning six months from the Closing Date and then exercisable any time over the three-year period there following, to purchase the Investor's pro rata share of an aggregate of 125,000 Warrant Shares at the Exercise Price (as defined in the Warrant) in the form of Exhibit B hereto. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

Section 2.3. Liquidated Damages. The parties hereto acknowledge and agree that the sums payable pursuant to the Registration Rights Agreement shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to timely cause the registration of the Registrable Securities and (c) the parties are sophisticated business parties and



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have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1. Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2. Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

Section 3.3. Authority. This Agreement and each Exhibit hereto which is required to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4. Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5. Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.



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Section 3.6.   Disclosure; Access to Information. Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and Investor has reviewed or received copies of any such reports that have been requested by it.

Section 3.7. Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that, except as set forth on the Schedule of Exceptions attached hereto:

Section 4.1. Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted as described in the Company's SEC Documents. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity, except as set forth in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

Section 4.2. Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant and to issue the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement and the Warrant by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement and the Warrant have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of 2,000 shares of Preferred Stock and for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and the Warrant Shares. The



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Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock and Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Preferred Stock and the exercise of the Warrants. The Company agrees, without cost or expense to the Investor, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

Section 4.3. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.01, of which 14,291,915 were issued and outstanding as of December 31, 1999, and 1,000,000 shares of Preferred Stock, par value $0.01, of which 1,725 shares of Series D Convertible Preferred Stock and 1,200 shares of Series E Convertible Preferred Stock were issued and outstanding as of December 31, 1999, and 2,000 shares of Preferred Stock have been properly designated as Series F Convertible Preferred Stock. Except as set forth in the SEC Documents, there are no outstanding Capital Shares Equivalents. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

Section 4.4. Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is The Nasdaq SmallCap Market and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

Section 4.5. SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) as set forth in Section



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4.5 to the Schedule of Exceptions) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended. Neither the Company nor any of its subsidiaries has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the late date of the financial statements.

Section 4.6. Exemption from Registration; Valid Issuances. The sale of the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares will be properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state securities law. When issued, the Preferred Stock, the Conversion Shares and the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Preferred Stock, the Conversion Shares, the Warrant or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement or the Warrant will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Preferred Stock, the Conversion Shares, the Warrant Shares or any of the assets of the Company, or
(ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Preferred Stock, the Conversion Shares, and the Warrant Shares shall not subject the Investor to personal liability by reason of the possession thereof.

Section 4.7. No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Preferred Stock, the Conversion Shares, the Warrant or the Warrant Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock, the Conversion Shares, the Warrant or the Warrant Shares under the Securities Act.

Section 4.8. Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Restated Certificate of Incorporation, as amended and in effect on the date hereof, and the Company's By-Laws, as amended and in effect on the date hereof.

Section 4.9. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares, do not and will not (i) result in a violation of the Company's Restated Certificate of Incorporation or By-Laws, each as amended and in effect as of the date hereof, or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or



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cancellation of, any material agreement, indenture, instrument or any "lock-up"
or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Preferred Stock or the Warrant in accordance with the terms hereof (other than any SEC, NASD, The Nasdaq Stock Market Inc., or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on The Nasdaq SmallCap Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

Section 4.10. No Material Adverse Change. Since January 1, 1999, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents. No "Event of Default" (as defined in any agreement or instrument to which the Company or any of its subsidiaries is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing which could have a Material Adverse Effect.

Section 4.11. No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's business since January 1, 1999, and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.12. No Undisclosed Events or Circumstances. Since January 1, 1999 no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.13. No Integrated Offering. Except as set forth in the SEC Documents, the Company has not issued, offered or sold any shares of convertible preferred stock, warrants to purchase shares



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of Common Stock or any shares of Common Stock (including for this purpose any securities convertible into a exchangeable or exercisable for the Preferred Stock or Common Stock or any such other securities) within the six-month period next preceding the date hereof, and the Company shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the Preferred Stock, Warrants or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Investor of the Preferred Stock (and the Conversion Shares) or the Warrants (and the Warrant Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Preferred Stock (and the Conversion Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

Section 4.14. Litigation and Other Proceedings. There are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

Section 4.15. No Misleading or Untrue Communication. The Company, any person representing the Company, and, to the best knowledge of the Company, any other person selling or offering to sell the Preferred Stock or the Warrant in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.16. Material Non-Public Information. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.17. Insurance. The Company maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.



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Section 4.18.  Environmental Matters.

         1. The operations of the Company and each of its subsidiaries are in material compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

         2. to its knowledge, the Company and each of its subsidiaries has obtained or applied for all material permits required under all applicable Environmental Laws necessary to operate its business;

         3. neither the Company nor either of its subsidiaries is the subject of any outstanding written order of or agreement with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of Hazardous Materials;

         4. neither the Company nor either of its subsidiaries has received, since December 31, 1997, any written communication alleging that it may be in violation of any Environmental Law or any permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law;

         5. neither the Company nor either of its subsidiaries has any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

         6. to the Company's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or either of its subsidiaries pending or threatened which could lead to the imposition of any liability pursuant to any Environmental Law;

         7.    there is not located at any of the properties of the Company any
(A) underground storage tanks, (B) asbestos-containing material or (C) equipment containing polychlorinated biphenyls; and

         8. the Company has provided to Investor all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Company.

               For purposes of this Section 4.18:

         "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment including, without limitation, the Comprehensive

Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and the regulations promulgated pursuant thereto.

         "Hazardous Material" means any substance, material or waste which is regulated by the United States, Canada or any of its provinces, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or toxic substance" under any provision of any Environmental Law;

         "Release" means any release, spill, filtration, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property;

         "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

Section 4.19. Labor Matters. Neither the Company nor any of its subsidiaries is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company. No employees of the Company are represented by any labor organization and none of such employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company pending or to the Company's knowledge, threatened by any labor organization or group of employees of the Company. There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company.

Section 4.20. ERISA Matters. The Company and its ERISA Affiliates are in compliance in all material respects with all provisions of ERISA applicable to it. No Reportable Event has occurred, been waived or exists as to which the Company or any ERISA Affiliate was required to file a report with the Pension Benefits Guaranty Corporation, and the present value of all liabilities under all Plans (based on those assumptions used to fund such Plans) did not, as of the most recent annual valuation date applicable thereto, exceed the value of the assets of all such Plans in the aggregate.

None of the Company or ERISA Affiliates has incurred any Withdrawal Liability that could result in a Material Adverse Effect. None of the Company or ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or termination where such reorganization or termination has resulted or could reasonably be expected to result in increases to the contributions required to be made to such Plan or otherwise.

         For purposes of this Section 4.20:

         "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that was, is or hereafter may become, a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Plan" means any pension plan (other than a Multiemployer Plan) subject to the provision of Title IV of ERISA or Section 412 of the Internal Revenue Code that is maintained for employees of the Company or any ERISA Affiliate.

         "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 4.21.  Tax Matters.

         1. The Company has filed all Tax Returns which it is required to file under applicable Laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable Laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

         2. No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that such corporation is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to Section 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

         3. The Company has not made an election under Section 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Internal Revenue Code.

         For purposes of this Section 4.21:

         "IRS" means the United States Internal Revenue Service.

         "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

Section 4.22. Property. Neither the Company nor either of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

Section 4.23. Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. No claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

Section 4.24. Internal Controls and Procedures. The Company maintains accurate books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's assets is compared with existing assets at regular intervals; (iii) access to the Company's assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

Section 4.25. Payments and Contributions. Neither the Company nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Section 4.26. Year 2000 Compliance. The Company has reviewed the Year 2000 Risk and is taking such action as may be necessary to ensure that the Year 2000 Risk will not adversely affect its business operations and/or financial condition. As used herein, "Year 2000 Risk" means the risk that computer applications used by the Company and its Subsidiaries and/or its suppliers, vendors, and customers may be unable to recognize and perform without error date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

Section 4.27 Related Party Transactions. Except as disclosed in the SEC Documents, neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Except as disclosed in the SEC Documents, neither the Company nor any of its officers, directors or Affiliates (i) owns any direct or indirect interest constituting more than a one percent equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant to or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is
(x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of its subsidiaries, (y) engaged in a business related to the business of the Company or any of its subsidiaries, or (z) a participant in any transaction to which the Company is a party (other than in the ordinary course of the Company's business) or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company.

Section 4.28. No Misrepresentation. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

                                    ARTICLE V

                            COVENANTS OF THE INVESTOR

Section 5.1. Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

Section 5.2. Short Sales. The Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short sale or other hedging or similar arrangement it deems appropriate with respect to Conversion Shares commencing on the day it delivers a Conversion Notice with respect to such Conversion Shares, so long as such arrangements do not involve more than the number of such Conversion Shares (determined as of the date of such Conversion Notice).

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

Section 6.1. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Section 6.2. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Conversion Shares and the Warrant Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the Market Price therefor under the terms of this Agreement and the Warrant, respectively, assuming for purposes of this Section
6.2 a Market Price of $1.00 and shall be increased by the Board of Directors if the Market Price declines below $1.00. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Warrant.

Section 6.3. Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the date upon which the Preferred Stock may be converted into Common Stock) to list the Conversion Shares and the Warrant Shares. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Conversion Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within one business day of the Company's receipt thereof.

Section 6.4. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

Section 6.5. Legends. Upon conversion, the certificates evidencing the Common Stock to be sold by the Investor pursuant to Section 9.1 shall be free of legends, except as set forth in Article IX.

Section 6.6. Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.7. Notice of Certain Events Affecting Registration. The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement to be supplied by amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

         (a) Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.8. Issuance of Preferred Shares and Warrant Shares. The sale of the Preferred Stock and the issuance of the Warrant Shares pursuant to exercise of the Warrant and the Conversion Shares upon conversion of the Preferred Stock shall be made in accordance with the provisions and requirements of Section 4(2) of Regulation D and any applicable state securities law. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to the Investor as required by all applicable Laws, and shall provide a copy thereof to the Investor promptly after such filing.

Section 6.9 Limitation on Future Financing. The Company agrees that it will not, without the consent of 85% in interest of the Investors, enter into any financing at a discount to Market Price until six months after the effective date of the Registration Statement; provided, however, anything to the contrary appearing herein notwithstanding, neither this Section nor any other provision hereof shall be construed to restrict or prohibit the Company's right to restructure, amend or modify any facility existing on the date hereof that does not materially impair the rights of the holders of the Preferred Stock.

                                   ARTICLE VII

                       SURVIVAL; INDEMNIFICATION; RELEASE

Section 7.1. Survival. The representations, warranties and covenants made by each of the Company and Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2. Indemnity. The Company hereby agrees to indemnify and hold harmless the Investor, its Affiliates and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Investor Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel and the cost of any investigation and preparation), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

               1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement;

               2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

               3. any litigation directly against the Investor by non-affiliates of the Company relating to this Agreement and the transactions contemplated hereby.

               Investor hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel and the cost of any investigation and preparation), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

               1. any misrepresentation, omission of fact, or breach of any of Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Investor pursuant to this Agreement; or

               2. any failure by Investor to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Investor pursuant to this Agreement.

Section 7.3. Notice. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 7.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to Section
7.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 7.4. Direct Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party.


                                  ARTICLE VIII

          DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

Section 8.1. Due Diligence Review. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, an d cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2.   Non-Disclosure of Non-Public Information

         (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

         (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                                     LEGENDS

Section 9.1. Legends. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend or equivalent (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit E hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

         (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement.

         (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities.

Any of the notices referred to above in this Section 9.1 may be sent by facsimile to the Company's transfer agent.

Section 9.2. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

Section 9.3. Investor's Compliance. Nothing in this Article shall affect in any way the Investor' s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                    ARTICLE X

                                  CHOICE OF LAW

Section 10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles of such state. Each party hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                   ARTICLE XI

                          ASSIGNMENT; ENTIRE AGREEMENT

Section 11.1. Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Preferred Stock purchased or acquired by the Investor hereunder with respect to the Preferred Stock held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the covenants of Article V.

                                   ARTICLE XII

                                     NOTICES

Section 12.1. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


If to the Company:                    Integrated Surgical Systems, Inc.
                                      1850 Research Park Drive
                                      Davis, CA  95616-4884
                                      Attention: Ramesh C. Trivedi
                                      Telephone: (530) 792-2600
                                      Facsimile:  (530) 792-2690


with a copy to:
(shall not constitute notice)         Snow  Becker Krauss P.C.
                                      605 Third Avenue
                                      New York, NY 10158
                                      Attention:  Jack Becker
                                      Telephone: (212) 687-3860
                                      Facsimile:  (212) 949-7052

if to the Investor:                   As set forth on the signature page hereto.


Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                                  ARTICLE XIII

                                   TERMINATION

Section 13.1. Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and the Investor.

Section 13.2. Termination by the Company or the Investors. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or the Investors if (i) the Closing shall not have occurred at or prior to 5:00 p.m., New York City time, on February 15, 2000; provided, however, that the right to terminate this Agreement pursuant to this
Section 13.2 shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur at or before such time and date or (ii) any court or public or governmental authority shall have issued an order, ruling, judgment or writ, or there shall be in effect any law, restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement.

Section 13.3. Termination by the Investors. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Investors at any time prior to the Closing Date, if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement, (ii) there shall have been a breach by the Company with respect to any representation or warranty made by it in this Agreement or (iii) there shall be in existence any condition, having or reasonably and forseeably likely to have a Material Adverse Effect.

Section 13.4. Termination by the Company. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) the Investors shall have failed to comply in any material respect with any of their respective covenants or agreements contained in this Agreement or (ii) there shall have been a breach by the Investors with respect to any representation or warranty made by them in this Agreement.

Section 13.5. Fees and Expenses of Termination. If this Agreement is terminated for any reason, the Company shall reimburse the Investors for all of the Investor's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including, but not limited to, the fees and disbursements of Investor's legal counsel as set forth in Section 14.7).

                                   ARTICLE XIV

                                  MISCELLANEOUS

Section 14.1. Counterparts/ Facsimile/ Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.


Section 14.2. Entire Agreement. This Agreement, the Exhibits hereto, which include, but are not limited to the Warrant, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 14.3. Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 14.4. Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 14.5. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 14.6. Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Preferred Stock or any Conversion Shares or Warrant or any Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 14.7. Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of Investor's counsel in an amount not to exceed $3,000.

Section 14.8. Brokerage or Financial Advisory Fees. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any broker or financial advisor who will demand payment of any fee or commission from the other party except for Trinity Capital Advisors, Inc., which has furnished financial advisory services to the Company and whose fee shall be paid by the Company. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                                               INTEGRATED SURGICAL SYSTEMS, INC.




                                               By:    /s/ Ramesh C. Trivedi
                                                      -------------------------------------
                                                      Ramesh C. Trivedi
                                                      Chief Executive Officer and President


Jurisdiction of Incorporation
  of Investor:                                 INVESTOR
              ------------------------
Address:                                       Name:
         -----------------------------                ----------------------------------
                                               By:
         -----------------------------                ----------------------------------
                                               Title:
         -----------------------------                ----------------------------------
                                                              Authorized Signatory
         -----------------------------

Telephone:
          ----------------------------
Telecopier:
           ---------------------------

Amount of investment: $
                      ----------------

                                                                       EXHIBIT A

                          CERTIFICATE OF DESIGNATIONS,

                            PREFERENCES AND RIGHTS OF

                     SERIES F CONVERTIBLE PREFERRED STOCK OF

                        INTEGRATED SURGICAL SYSTEMS, INC.

                     PURSUANT TO SECTION 151 OF THE DELAWARE

                             GENERAL CORPORATION LAW

               Integrated Surgical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter the "Corporation"), in accordance with the provisions of
Section 151(g) thereof, DOES HEREBY CERTIFY that at a meeting of the Board of Directors of the Corporation duly held on January 24, 2000:

         FIRST: The following resolution was duly adopted by the Board of Directors of the Corporation:

         "RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by Article 4 of the Corporation's restated certificate of incorporation, as amended (the "Certificate of Incorporation"), a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series F Convertible Preferred Stock (the "Series F Convertible Preferred Stock"), to consist of 2,000 shares, par value $0.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as set forth in the Certificate of Designations annexed hereto:

         1. NUMBER OF SHARES OF SERIES F CONVERTIBLE PREFERRED STOCK. Of the 989,730 shares of authorized but unissued Preferred Stock, $0.01 par value ("Preferred Stock") of the Corporation, two thousand (2,000) shares shall be designated and known as Series F Convertible Preferred Stock, par value $0.01 per share ("Series F Convertible Preferred Stock").

         2.    VOTING.

               (a) Unless required by law, no holder of any shares of Series F Convertible Preferred Stock shall be entitled to vote at any meeting of stockholders of the Corporation (or any written actions of stockholders in lieu of meetings) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. Notwithstanding the foregoing, the Corporation shall provide each holder of record of Series F Convertible Preferred Stock with timely notice of every meeting of stockholders of the Corporation and shall provide each holder with copies of all proxy materials distributed in connection therewith.

               (b) So long as shares of Series F Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Delaware General Corporation
Law) of the holders of at least 85% of the then outstanding shares of Series F Convertible Preferred Stock:

                      (i) alter or change the rights, preferences or privileges of the Series F Convertible Preferred Stock;

                      (ii) create any new class or series of capital stock ranking on a parity with ("Pari Passu Securities") or a preference over the Series F Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series F Convertible Preferred Stock;

                      (iii) increase the authorized number of shares of Series F Convertible Preferred Stock; or

                      (iv) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in taxation of the holders of shares of the Series F Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

               In the event holders of at least 85% of the then outstanding shares of Series F Convertible Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series F Convertible Preferred Stock, pursuant to subsection (b) above, so as to affect the Series F Convertible Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series F Convertible Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty
(30) days to convert any and all shares of then held Series F Convertible Preferred Stock pursuant to the terms of this Certificate of Designations as in effect prior to such alteration or change, or else to continue to hold their shares of Series F Convertible Preferred Stock.

         3.    DIVIDENDS

               No holder of any shares of Series F Convertible Preferred Stock shall be entitled to receive any dividends.

         4.    LIQUIDATION.

               (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidating Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series F Convertible Preferred Stock shall have received the Liquidation Preference (as defined in Paragraph 4(c)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series F Convertible Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series F Convertible Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that that Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

               (b) At the option of each holder of the Series F Convertible Preferred Stock, the sale, conveyance of disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series or related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to such transaction an amount equal to the Liquidation Preference with respect to each outstanding share of Series F Convertible Preferred Stock held by such Holder in accordance with and subject to the terms of this Article 4.

               (c) The Liquidation Preference shall be the Stated Value of $1,000 per share of Series F Convertible Preferred Stock.

               (d) The Series F Convertible Preferred Stock shall rank on a parity with the Corporation's Series D Convertible Preferred Stock and Series E Convertible Preferred Stock as to the distribution of the assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

         5. OPTIONAL CONVERSION. The holders of shares of Series F Convertible Preferred Stock shall have the following conversion rights:

               (a) RIGHT TO CONVERT; CONVERSION PRICE. Subject to the terms, conditions, and restrictions of this Paragraph 5, the holder of any shares of Series F Convertible Preferred Stock shall have the right to convert each such share of Series F Convertible Preferred Stock (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series F Convertible Preferred Stock) into a number of shares of Common Stock equal to the Stated Value of such share or shares of Series F Convertible Preferred Stock divided by (i) the lowest price at which a trade of the Common Stock is executed, as reported by Bloomberg L.P., on the principal market for the Corporation's Common Stock (the "Principal Market") during the period of five Trading Days ending with the last Trading Day prior to the date of conversion (the "Market Price"), after (ii) discounting the Market Price by 15% to determine the conversion price (the "Conversion Price"). To illustrate, if the Market Price as of the Conversion Date is $1.35 and 100 shares of Series F Convertible Preferred Stock are being converted, the Stated Value for which would be $100,000, then the Conversion Price shall be $1.15 per share of Common Stock ($1.35 x .85), whereupon the Stated Value of $100,000 of Series F Convertible Preferred Stock would entitle the holder thereof to convert the 100 shares of Series F Convertible Preferred Stock into 86,957 shares of Common Stock ($100,000 divided by 1.15 equals 86,957). However, in no event shall the Conversion Price be greater than $1.22 per share of Common Stock (the "Maximum Conversion Price").The right of each holder to convert shares of Series F Convertible Preferred Stock into shares of Common Stock is subject to the limitations set forth in Paragraph 5(b) below, and for the purpose of complying with the limitation set forth in Paragraph 5(b)(ii), shall be prorated among the original purchasers of the shares of Series F Convertible Preferred Stock (the "Initial Purchasers") and their subsequent transferees, if any, based upon the number of shares of Series F Convertible Preferred Stock purchased by the Initial Purchasers. In addition, instead of issuing shares of Common Stock upon conversion, upon prior written notice to the holder, the Corporation may elect to pay the holder an amount in cash equal to (i) the closing sale price on the Principal Market on the day prior to the date of conversion (the "Conversion Date") multiplied by (ii) the number of shares of Common Stock which would otherwise be issuable to the holder upon such conversion, or any combination of cash and shares of Common Stock. If notice of the Corporation's election to pay the holder in cash is not received by the holder prior to the receipt by the Corporation of a Conversion Notice, the Corporation shall pay the holder in shares of Common Stock.

               (b) NUMERICAL LIMITATIONS. (i) No shares of Series F Convertible Preferred Stock may be converted into Common Stock, to the extent that, after giving effect to the conversion and issuance of the Common Stock to be issued pursuant to the applicable Conversion Notice (as defined in Paragraph 5(c) below), the total number of shares of Common Stock deemed beneficially owned by the holder requesting conversion (other than by virtue of the ownership of unconverted shares of Series F Convertible Preferred Stock or the ownership of other securities that have limitations on a holder's rights to exchange, convert or exercise similar to those limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by such holder's Affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended) that would be aggregated for purposes of determining whether a group under
Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, would exceed 5% of the total issued and outstanding shares of Common Stock. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a holder from being deemed the beneficial owner of more than 5% of the then outstanding shares of Common Stock, then the Corporation shall redeem so many of such holder's shares of Series F Convertible Preferred Stock pursuant to Paragraph 7(a) hereof as are necessary to cause such holder to be deemed the beneficial owner of not more than 5% of the then outstanding shares of Common Stock.

                      (ii) Unless the Corporation shall have obtained the approval of its voting stockholders to such issuance, if required in accordance with the rules of the Principal Market, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series F Convertible Preferred Stock if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series F Convertible Preferred Stock, together with shares of Common Stock issued and issuable upon exercise of warrants issued in connection with the sale of shares of Series F Convertible Preferred Stock, would result in the issuance of more than 19.9% of the number of shares of Common Stock which were issued and outstanding on the date upon which the Series F Convertible Preferred Stock was originally issued (the "Original Issuance Date"). To the extent the number of shares of Common Stock issuable upon conversion would but for the limitation set forth in this Paragraph 5(b)(ii) exceed such limit, the Corporation shall redeem promptly (but not later than the fifth Trading Day after receipt of the applicable Conversion Notice) the shares of Series F Convertible Preferred Stock that may not be converted into shares of Common Stock as a result of such limitation for an amount in cash equal to the greater of (i) $1,500 per share of Series F Convertible Preferred Stock and (ii) an amount equal to the product of the closing sale price of a share of Common Stock on the Trading Date immediately preceding the date of the Conversion Notice and the number of shares of Common Stock into which such shares of Series F Convertible Preferred Stock could have been converted but for such limitation on the date of the Conversion Notice, and the holders of the Series F Convertible Preferred Stock shall be creditors of the Corporation with respect to that amount.

               (c) NOTICE OF CONVERSION. The right of conversion shall be exercised by the holder thereof by giving written notice (the "Conversion Notice") to the Corporation, by facsimile or by registered mail or overnight delivery service, with a copy by facsimile to the Corporation's then transfer agent for its Common Stock, as designated by the Corporation from time to time, that the holder elects to convert a specified number of shares of Series F Convertible Preferred Stock representing a specified Stated Value thereof into Common Stock and, if such conversion will result in the conversion of all of such holder's shares of Series F Convertible Preferred Stock, by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series F Convertible Preferred Stock) at any time during its usual business hours on the date set forth in the Conversion Notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The Conversion Notice shall include therein the Stated Value of shares of Series F Convertible Preferred Stock to be converted, and a calculation (i) of the Market Price, (ii) the Conversion Price, and (iii) the number of shares of Common Stock to be issued in connection with such conversion.

               (d) ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. (i) Promptly, but in no event more than three business days, after the receipt of the Conversion Notice referred to in Subparagraph 5(c) (and surrender of the certificate or certificates for the share or shares of Series F Convertible Preferred Stock to be converted within three business days after the receipt of the Conversion Notice, if requested), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Series F Convertible Preferred Stock are converted. To the extent permitted by law, such conversion shall be deemed to have been effected on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice, and at such time the rights of the holder of such share or shares of Series F Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Issuance of shares of Common Stock issuable upon conversion which are requested to be registered in a name other than that of the registered holder shall be subject to compliance with all applicable federal and state securities laws.

               (ii) The Corporation understands that a delay in the issuance of the shares of Common Stock beyond three business days could result in economic loss to the holder. As compensation to the holder for such loss, the Corporation agrees to pay late payments to the holder for late issuance of shares of Common Stock upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond three (3) business days from the date of receipt of the Conversion Notice):

       No. Business Days Late                                 Late Payment For Each
                                                         $5,000 of Liquidation Preference
                                                              Amount Being Converted
--------------------------------------       -----------------------------------------------------
                 1                                                     $100
                 2                                                     $200
                 3                                                     $300
                 4                                                     $400
                 5                                                     $500
                 6                                                     $600
                 7                                                     $700
                 8                                                     $800
                 9                                                     $900
                 10                                                   $1,000
                >10                                    $1,000 + $200 for each Business Day
                                                               Late beyond 10 days


The Corporation shall pay any payments incurred under this Paragraph in immediately available funds upon demand. Nothing herein shall limit holder's right to pursue injunctive relief and/or actual damages for the Corporation's failure to issue and deliver Common Stock to the holder. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Corporation fails for any reason to effect delivery of such shares of Common Stock within five business days the date of receipt of the Conversion Notice, the holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation whereupon the Corporation and the holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice.

                      (iii) If, at any time (a) the Corporation challenges, disputes or denies the right of the holder to effect the conversion of the Series F Convertible Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Paragraph 5 or (b) any third party who is not and has never been an Affiliate of the holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the holder hereof to effect the conversion of the Series F Convertible Preferred Stock into Common Stock, then the holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly (but not later than the fifth Trading Day after receipt of such notice) redeem the Series F Convertible Preferred Stock for cash at a redemption price equal to one hundred thirty-five percent (135%) of the Stated Value thereof (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of the holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the holder).

                      (iv) The holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"). In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C.
Section 362 in respect of the holder's conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Series F Convertible Preferred Stock. The Corporation agrees, without cost or expense to the holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

               (e) FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of Series F Convertible Preferred Stock into Common Stock. All fractional shares shall be rounded up to the nearest whole share.

               (f) REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, or, in the case of any consolidation, merger or mandatory share exchange of the Corporation into any other company, then, as a condition of such reorganization, reclassification or exchange, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series F Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series F Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization, reclassification or exchange not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion rights) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

               (g) ADJUSTMENTS FOR SPLITS, COMBINATIONS, ETC. The Conversion Price and the number of shares of Common Stock into which the Series F Convertible Preferred Stock shall be convertible shall be adjusted for stock splits, combinations, or other similar events. Additionally, an adjustment will be made in the case of an exchange of Common Stock, consolidation or merger of the Corporation with or into another corporation or sale of all or substantially all of the assets of the Corporation in order to enable the holder of Series F Convertible Preferred Stock to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been issued upon the conversion of the Series F Convertible Preferred Stock. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to exercise for fair value of options, warrants, or restricted stock.

               (h) ADJUSTMENTS TO CONVERSION RATIO. For so long as any shares of Series F Convertible Preferred Stock are outstanding, but no later than one year from the effective date of a registration statement registering for resale by the holders the shares of Common Stock issuable upon conversion of the Series F Convertible Preferred Stock, if the Corporation
(i) issues and sells pursuant to an exemption from registration under the Securities Act (A) Common Stock at a purchase price on the date of issuance thereof that is lower than the Conversion Price at such date (other than shares of Common Stock issued upon conversion of the Corporation's convertible preferred stock outstanding on the Original Issuance Date, or in connection with the exercise of any warrants or options outstanding on the Original Issuance Date or pursuant to the Corporation's 1998 Employee Stock Purchase Plan), (B) warrants or options with an exercise price on the date of issuance of the warrants or options that is lower than the Conversion Price on such date (other than options and stock awards granted pursuant to the Corporation's 1995 and 1998 Stock Option Plans), or (C) convertible, exchangeable or exercisable securities with a right to convert, exchange or exercise at a price or rate lower than the Conversion Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities (other than the options and stock awards granted pursuant to the Corporation's 1995 and 1998 Stock Option Plans); and (ii) grants the right to the purchaser(s) thereof to demand that the Corporation register under the Securities Act such Common Stock issued or the Common Stock for which such warrants or options may be exercised or such convertible, exchangeable or exercisable securities may be converted, exercised or exchanged, then the Conversion Price shall be reduced to a rate equal to the lowest of any lower rates since the most recently received Conversion Notice, and such Adjusted Conversion Price shall apply to any future Conversion Notices received by the Corporation, unless the unadjusted Conversion Price would be lower than the Adjusted Conversion Price. The Adjusted Conversion Price as it may exist from time to time shall not apply retroactively to any shares of Series F Convertible Preferred Stock converted prior to the implementation of such Adjusted Conversion Price. Notwithstanding the foregoing, the Corporation may issue up to an aggregate total of Three Hundred Thousand (300,000) shares of Common Stock (subject to adjustment only for stock splits, stock dividends and reverse stock splits) at any price determined by the Board of Directors, after the Original Issuance Date, without causing an Adjusted Conversion Price.

         6.    MANDATORY CONVERSION.

               (a) MANDATORY CONVERSION DATE. If on or after the third anniversary of the Original Issuance Date (such date as selected by the Corporation being the "Mandatory Conversion Date"), there remain issued and outstanding any shares of Series F Convertible Preferred Stock, then the Corporation shall be entitled to require all (but not less than all) holders of shares of Series F Convertible Preferred Stock then outstanding to convert their shares of Series F Convertible Preferred Stock into shares of Common Stock or, at the option of the Corporation, to buy out all such holders in cash, at the price set forth in Paragraph 5(a). The Corporation shall provide written notice (the "Mandatory Conversion Notice") to the holders of shares of Series F Convertible Preferred Stock of such mandatory conversion or such mandatory buy-out. The Mandatory Conversion Notice shall include (i) the Stated Value of the shares of Series F Convertible Preferred Stock to be converted or bought out, (ii) the Conversion Price at the Mandatory Conversion Date, and (iii) the number of shares of the Corporation's Common Stock to be issued (or the amount of cash to be paid in the event of a buy-out) upon such mandatory conversion or such mandatory buy-out at the then applicable Conversion Price. Notwithstanding the foregoing, in no event shall the Corporation convert that portion of the Series F Convertible Preferred Stock to the extent that the issuance of Common Stock upon the conversion of such Series F Convertible Preferred Stock, when combined with shares of Common Stock received upon other conversions of Series F Convertible

Preferred Stock and exercise of the warrants issued in connection with the purchase of Series F Convertible Preferred Stock by such holder and any other holders of Series F Convertible Preferred Stock, would exceed 19.99% of the number of shares of Common Stock outstanding on the Original Issuance Date, or as to any individual holder, make such holder the beneficial owner of more than 5% of the Corporation's then outstanding Common Stock.

               (b) SURRENDER OF CERTIFICATES. On or before the Mandatory Conversion Date, each holder of shares of Series F Convertible Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such Mandatory Conversion Notice (or an affidavit of lost certificate in form and content reasonably satisfactory to the Corporation), and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled or, in the event of a buy-out by the Corporation, the amount of cash to which such holder is entitled within three business days. On the Mandatory Conversion Date, all rights with respect to the Series F Convertible Preferred Stock so converted will terminate. All certificates evidencing shares of Series F Convertible Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof, from and after the Mandatory Conversion Date, shall be deemed to have been retired and cancelled, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series F Convertible Preferred Stock accordingly.

         7.    REDEMPTION OF SERIES F CONVERTIBLE PREFERRED  STOCK.

               (a) RIGHT TO REDEEM SERIES F CONVERTIBLE PREFERRED STOCK. At any time, and from time to time, on and after the expiration of the earlier of
(i) six months from the Original Issuance Date, or (ii) the closing of a registered firm-commitment underwritten secondary offering of equity securities by the Corporation for cash, the Corporation may, in its sole discretion, but shall not be obligated to, redeem, in whole or in part, the then issued and outstanding shares of Series F Convertible Preferred Stock, at a price (the "Redemption Price") equal to the greater of (x) $1,500 per share of such Series F Convertible Preferred Stock and (y) an amount equal to the product of the closing sale price of a share of Common Stock on the Principal Market on the Trading Day prior to the date of the Redemption Notice (as hereinafter defined) and the number of shares of Common Stock into which such shares of Series F Convertible Preferred Stock could be converted on the date of the Redemption Notice.

               (b) NOTICE OF REDEMPTION. The Corporation shall provide each holder of record of the Series F Convertible Preferred Stock being redeemed with written notice of redemption (the "Redemption Notice") not less than 30 days prior to any date stipulated by the Corporation for the redemption of the Series F Convertible Preferred Stock (the "Redemption Date"). The Redemption Notice shall contain (i) the Redemption Date, (ii) the number of shares of Series F Convertible Preferred Stock to be redeemed from the holder to whom the Redemption Notice is delivered, (iii) instructions for surrender to the Corporation of the certificate or certificates representing the shares of Series F Convertible Preferred Stock to be redeemed, and (iv) a procedure for the holder to specify the number of shares of Series F Convertible Preferred Stock to be converted into Common Stock pursuant to Paragraph 5.

               (c) RIGHT TO CONVERT SERIES F CONVERTIBLE PREFERRED STOCK UPON RECEIPT OF REDEMPTION NOTICE. Upon receipt of the Redemption Notice, the recipient thereof shall have the option, at its sole election, to specify what portion of the Series F Convertible Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Paragraph 7 or converted into Common Stock in the manner provided in Paragraph 5. If the holder of the Series F Convertible Preferred Stock called for redemption elects to convert any of such shares, then such conversion shall take place on the Conversion Date specified by the holder, but in no event after the Redemption Date, in accordance with the terms of Paragraph 5.

               (d) SURRENDER OF CERTIFICATES; PAYMENT OF REDEMPTION PRICE. On or before the Redemption Date, each holder of the shares of Series F Convertible Preferred Stock to be redeemed shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon payment to the holder of the Redemption Price, each such surrendered certificate shall be cancelled and retired. If payment of such redemption price is not made in full by the Redemption Date, the holder shall again have the right to convert the Series F Convertible Preferred Stock as provided in Paragraph 5 hereof and the Corporation's right of redemption under this Paragraph 7 shall cease to exist from and after the Redemption Date. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall issue new certificates to be registered in the names of the person(s) whose name(s) appear(s) as the owners on the respective surrendered certificates and deliver such certificate to such person(s).

         8.    NOTICES. In case at any time:

               (a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

               (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

               (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

               (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

               then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex or facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to each holder of any shares of Series F Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least 10 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         9. STOCK TO BE RESERVED. The Corporation, upon the effective date of this Certificate of Designations, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series F Convertible Preferred Stock. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series F Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series F Convertible Preferred . The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non-assessable. The Corporation will take all such action as may be so taken without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of the Series F Convertible Preferred Stock. The Corporation will not take any action which results in any adjustment of the conversion rights if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series F Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Restated Certificate of Incorporation, as amended.

         10. NO REISSUANCE OF SERIES F CONVERTIBLE PREFERRED STOCK. Shares of Series F Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

         11. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Series F Convertible Preferred Stock shall be made without charge to the holder for any United States issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series F Convertible Preferred Stock which is being converted.

         12. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Series F Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series F Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series F Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         13. DEFINITIONS. As used in this Certificate of Designations, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $0.01 par value, as constituted on the date of filing of this Certificate of Designations authorizing the issuance of the Series F Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series F Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization, reclassification, or stock split of the outstanding shares thereof, the stock, securities or assets provided for in Subparagraph 5(f) and (g). Any capitalized terms used in this Certificate of Designations but not defined herein shall have the meanings set forth in that certain Preferred Stock Purchase Agreement among the Corporation and the other persons signatory thereto relating to the issuance and sale of the Series F Convertible Preferred Stock to the holders of the Series F Convertible Preferred Stock on the Original Issuance Date, a copy of which will be provided to any stockholder of the Corporation upon request to the Secretary of the Corporation, without charge.

         14. LOSS, THEFT, DESTRUCTION OF PREFERRED STOCK. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of certificates representing shares of Series F Convertible Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (which shall not include the posting of any bond), or, in the case of any such mutilation, upon surrender and cancellation of the Series F Convertible Preferred Stock certificate, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated certificates for Series F Convertible Preferred Stock, new certificates for Series F Convertible Preferred Stock of like tenor.

         15. WHO DEEMED ABSOLUTE OWNER. The Corporation may deem the person in whose name the Series F Convertible Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series F Convertible Preferred Stock for the purpose of conversion of the Series F Convertible Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series F Convertible Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

         16. REGISTER. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series F Convertible Preferred Stock. Upon any transfer of the Series F Convertible Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series F Convertible Preferred Stock register.

         17. WITHHOLDING. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series F Convertible Preferred Stock.

         18. HEADINGS. The headings of the Sections of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations.

     IN WITNESS WHEREOF, Ramesh C. Trivedi, Chief Executive Officer and President of the Corporation, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has signed this Certificate of Designations as of this 31st day of January, 2000.




                              INTEGRATED SURGICAL SYSTEMS, INC.




                              By: /s/ Ramesh C. Trivedi
                                  --------------------------------
                                       Ramesh C. Trivedi
                                       Chief Executive Officer and President

                                                                       EXHIBIT B



NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT OR THE SHARES ISSUABLE UPON EXERCISE HEREOF IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT OR SUCH SHARES, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.

                             STOCK PURCHASE WARRANT

                To Purchase ___________ Shares of Common Stock of

                        INTEGRATED SURGICAL SYSTEMS, INC.

THIS CERTIFIES that, for value received, _________________________ (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after August __, 2000 and on or prior to February __, 2005 (the "Termination Date") but not thereafter, to subscribe for and purchase from INTEGRATED SURGICAL SYSTEMS, INC., a corporation incorporated in Delaware (the "Company"), _____________________ (____________) shares (the
"Warrant Shares") of Common Stock, par value US $0.01 per share of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $____ per share [the closing market price of a share of Common Stock on the Nasdaq SmallCap Market on the Closing Date]. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Agreement and is subject to its terms and conditions. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

         1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. Exercise of Warrant. (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by cash, check or bank draft payable to the Company or by wire transfer or cashier's check drawn on a United States bank; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Warrant purchase price and all taxes required to be paid by Holder, if any, pursuant to Section 5 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

               (b) Notwithstanding anything to the contrary contained herein, if the issuance of the number of shares of Common Stock upon the exercise of this Warrant, when added to the number of shares of Common Stock previously issued by the Company upon conversion of shares of the Company's Series F Convertible Preferred Stock and upon exercise of this Warrant and the other warrants issued in connection with the sale of shares of Series F Convertible Preferred Stock, would result in the issuance of more than 19.9% of the number of shares of Common Stock which were issued and outstanding on the date upon which the Series F Convertible Preferred Stock was originally issued (the "Nasdaq Limit"), then the Holder may exercise this Warrant only as to a number of shares of Common Stock that is not in excess of the Nasdaq Limit, unless prior to such exercise, the Company shall have obtained the approval of its voting stockholders to such issuance, if required in accordance with the rules of the Nasdaq Stock Market, Inc. or any securities exchange upon which the Common Stock is listed. To the extent the number of shares of Common Stock issuable upon exercise of this Warrant would but for the limitation set forth in this paragraph exceed the Nasdaq Limit, the Company shall pay the Holder an amount in cash equal to the product of the closing sale price of a share of Common Stock on the Trading Date immediately preceding of the date of the Notice of Exercise and the number of shares of Common Stock in excess of the Nasdaq Limit set forth in the Notice of Exercise that would have been issued to the Holder upon such exercise but for such limitation.

               (c) The Holder shall be entitled to exercise the Warrant notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the Holder's exercise right. The Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the exercise of the Warrant. The Company agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

               (d) If a registration statement for the resale of the Warrant Shares that may be acquired upon exercise of this Warrant is not in effect at any time from and after one year from the issuance date of this Warrant, then the Holder shall have the right to a "cashless exercise" in which the Holder4 shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

         (A) = the closing bid price per share of Common Stock on the Trading Day preceding the date of such election;

         (B) = the Exercise Price of this Warrant; and

         (X) = the number of shares that may be acquired upon exercise of this Warrant in accordance with the terms of this Warrant.

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the Closing Date.

         5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

         7. Transfer, Division and Combination. (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

               (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 7.

               (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

         8. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the

Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         11.   (a)    Adjustments of Exercise Price and Number of Warrant
Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

               (c) Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Exercise Price to be less than the par value per share of Common Stock.

         12. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         13. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         14.   Notice of Corporate Action.  If at any time

               (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

         15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of NASDAQ or any domestic securities exchange upon which the Common Stock may be listed.

               The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

               Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

               Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

               Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         16. Required Registration. Pursuant to the terms and conditions set forth in the Registration Rights Agreement entered into between the Company and the Holders as of the date of issuance of this Warrant, the Company shall prepare and file with the Commission not later than the 45th day after the Closing Date, a Registration Statement relating to the offer and sale of the Common Stock issuable upon exercise of the Warrants and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but no later than 90 days after the closing date.

         17.   Miscellaneous.

               (a) Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This

Warrant shall constitute a contract under the laws of New York without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Agreement.

               (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

               (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

               (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Agreement.

               (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Stock.

               (h) Cooperation. The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

               (i) Indemnification. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

               (j) Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

               (k) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

               (l) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated: February ___, 2000



                              INTEGRATED SURGICAL SYSTEMS, INC.



                              By:
                                 ----------------------------------------------
                                       Ramesh C. Trivedi
                                       Chief Executive Officer and President

                               NOTICE OF EXERCISE


To:      INTEGRATED SURGICAL SYSTEMS, INC.

         (1) The undersigned hereby elects to purchase ________ shares of Common Stock, par value $0.01 per share (the "Common Stock"), of INTEGRATED SURGICAL SYSTEMS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                           -------------------------------
                           (Name)



                           -------------------------------
                           (Address)

                           -------------------------------




Dated:

                                      ------------------------------
                                      Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is


---------------------------------------------------------------.




---------------------------------------------------------------


                      Dated:
                             ------------------------,



                      Holder's Signature:
                                           -----------------------------

                      Holder's Address:
                                           -----------------------------


                                           -----------------------------



Signature Guaranteed:
                     -------------------------------------------




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                       EXHIBIT C


                          REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT, dated as of the 8th day of February, 2000, between INTEGRATED SURGICAL SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware, and having its principal place of business at 1850 Research Park Drive, Davis, California 95616-4884 (the "Company") and the person signatory hereto (the "Holder").

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holder is purchasing from the Company, pursuant to a Preferred Stock Purchase Agreement dated the date hereof (the "Purchase Agreement"), __________ shares of Series F Convertible Preferred Stock, $0.01 par value and a Warrant to purchase ___________ shares of the Company's Common Stock (terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

         WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the shares of Common Stock issuable upon conversion of the Series E Convertible Preferred Stock and shares of Common Stock underlying the Warrant (hereinafter referred to as the "Stock" or "Securities" of the Company).

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         Section 1. Registrable Securities. As used herein the term "Registrable Security" means the Securities; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "1933 Act") and disposed of pursuant thereto, (ii) registration under the 1933 Act is no longer required for the immediate public distribution of such security without limitation as to volume as a result of the provisions of Rule 144 promulgated under the 1933 Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

         Section 2. Restrictions on Transfer. The Holder acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holder understands that no disposition or transfer of the Securities may be made by Holder in the absence of (i) an opinion of counsel to the Holder that such transfer may be made without registration under the 1933 Act or (ii) such registration.

         With a view to making available to the Holder the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

               (a)    comply with the provisions of paragraph (c)(1) of Rule
144; and

               (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

         Section 3. Registration Rights.

               (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), within 45 days after the date hereof, a registration statement on Form S-3 (or other appropriate form of registration statement) under the 1933 Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a public offering and resale of the Registrable Securities under the Act.

                      The Company shall use its best efforts to cause the Registration Statement to become effective, not later than 90 days after the date hereof, or if the Commission notifies the Company that it will not review the Registration Statement, not later than ten business days thereafter. The number of shares designated in the Registration Statement to be registered shall include all the Warrant Shares and the number of shares of Common Stock which would be issued assuming a Market Price of $1.00 per share of Common Stock, and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify Holder of the effectiveness of the Registration Statement within one business day of such event. The number of Registrable Securities that the Holder may sell under the Registration Statement may not exceed that number of shares of Common Stock which the Selling Securityholder section of the Registration Statement states are to be offered by the Holder.

               (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof current under the 1933 Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Holder, that all Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume,
(iii) all Registrable Securities have been otherwise transferred to Holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) all Registrable Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the

Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Holder.

               (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Holder and its counsel shall have a reasonable period, not to exceed three (3) business days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide each Holder with copies of any comment letters received from the Commission with respect thereto. The Company shall make reasonably available for inspection by Holder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Holder or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all information reasonably requested by such Holder or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by such Holder and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such Holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Holder and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Holder and other parties. The Company shall qualify any of the securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

               (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the 1933 Act.

               (e) In the event that (i) the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the Commission within 45 days after the date hereof, or the Registration Statement is not declared effective by the Commission not later than 90 days after the date hereof, or if the Commission notifies the Company that it will not review the Registration Statement and the Registration Statement is not declared effective not later than ten (10) business days thereafter, (ii) the Registration Statement is not maintained as effective by the Company for the period set forth in Section 3(b) above or (iii) an amendment to the Registration Statement was not filed by the Company with the Commission and declared effective by the Commission on a timely basis to include any additional number of Registrable Securities as described in Section 3(i), if necessary, then the Company will pay Holder (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two (2%) percent of the purchase price of the then outstanding shares of Preferred Stock for the first thirty (30) days, and in the event of late filing, three percent (3%) percent of the purchase price of the outstanding shares of Preferred Stock for every thirty (30) day period thereafter until the Registration Statement has been filed and in the event of late effectiveness, one percent (1%) of the purchase price of the outstanding shares of Preferred Stock for every thirty (30) day period thereafter until the Registration Statement has been declared effective. Such payment of the liquidated damages shall be made to the Holder in cash, immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section.

                      Notwithstanding the above, if the Registration Statement covering the Additional Registrable Securities (as defined in Section 3(i) hereof) required to be filed by the Company pursuant to Section 3(i) hereof is not filed with the Commission within 45 days after the Market Price declines to $1.00 or less for five consecutive Trading Days, the Company shall be in default of this Registration Rights Agreement and the liquidated damages provisions of the foregoing paragraph shall apply.

                      If the Company does not remit the damages to the Holder as set forth above, the Company will pay the Holder reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Holder's other rights or remedies as set forth in this Agreement.

               (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

               (g) If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Holder in writing of the existence of a Potential Material Event (as defined in Section 3(h) below), the Holder shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Securities for more than twenty (20) days in the aggregate during any twelve month period, during the periods the Registration Statement is required to be in effect. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than twenty
(20) days. The Company must give Holder notice in writing at least two (2) business days prior to the first day of the blackout period.

               (h) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

               (i) In the event the Market Price declines to $1.00 or less for five consecutive Trading Days (the "Decline Date"), the Company shall, to the extent required by the Securities Act (because the additional shares were not covered by the Registration Statement filed pursuant to Section 3(a)), file an additional Registration Statement with the Commission for such additional number of Registrable Securities issuable upon conversion of the Preferred Stock (the "Additional Registrable Securities"), in addition to those previously registered, as would be necessary to satisfy conversions of the then outstanding shares of Preferred Stock based upon the then prevailing market price of the Common Stock. The Company shall prepare and file with the Commission not later than the 30th day after the Decline Date, a registration statement relating to the offer and sale of such Additional Registrable Securities (the "Additional Registration Statement") and shall use its best efforts to cause the Commission to declare such Additional Registration Statement effective under the Securities Act as promptly as practicable but not later than 60 days thereafter. If the Additional Registration Statement is not (i) filed with the Commission by the 30th day after the Decline Date or (ii) declared effective by the Commission within 90 days after the Decline Date (either of which, without duplication, an "Additional Registration Date"), then the Company shall make payments to the Holder as set forth in Section 3(e) hereof, for late filing or effectiveness, as the case may be, relating to the Additional Securities.

         Section 4. Cooperation with Company. Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering.

         Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

               (a)(i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b)(i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Holders and reflect in such documents all such comments as the Holders (and their counsel) reasonably may propose respecting the Selling Shareholders and Plan of Distribution sections (or equivalents) and (ii) furnish to each Holder such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

               (c) register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request (subject to the limitations set forth in Section 3(d) above), and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

               (d) list such securities on The Nasdaq SmallCap Market or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or Nasdaq;

               (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering, including, but not limited to, the following:

                      (i) making such representations and warranties to the Holder participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

                      (ii) obtaining opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

                      (iii) obtaining "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings; and

                      (iv) delivering such documents and certificates as may be reasonably required by the managers, if any;

               (f) notify each Holder of Registrable Securities covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under Section 5(a) as quickly as commercially possible;

               (g) as promptly as practicable after becoming aware of such event, notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

               (h) cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Holders reasonably may request and registered in such names as the Holder may request; and, within three business days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

               (i) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holders of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary under the circumstances;

               (j) make generally available to its security holders as soon as practicable, but in any event not later than 18 months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the commission thereunder (including, at the option of the Company, Rule 158);

               (k) in the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

               (l)    maintain a transfer agent and registrar for its Common
Stock.

         Section 6.  Indemnification.

               (a) The Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the 1933 Act ("Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Distributing Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder, specifically for use in the preparation thereof. This Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder.

               (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof; arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof.

               (c)    Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

         Section 7. Contribution. In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               Notwithstanding any other provision of this Section 7, in no event shall any (i) Holder be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

         Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


         If to the Company:                  Integrated Surgical Systems, Inc.
                                             1850 Research Park Drive
                                             Davis, CA  95616-4884
                                             Attention: Ramesh C. Trivedi
                                             Telephone: (530) 792-2600
                                             Facsimile:  (530) 792-2690

         with a copy to:                     Snow Becker Krauss P.C.
         (shall not constitute notice)       605 Third Avenue
                                             New York, NY  10158
                                             Attention:  Jack Becker
                                             Telephone: (212) 687-3860
                                             Facsimile:  (212) 949-7052

               If to the Holder:             As set forth in the signature page
                                             of the Purchase Agreement.

               Either party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Holder under this Agreement may be assigned to any purchaser of substantially all of the Registrable Securities (or the rights thereto) from Holder. In the event of a transfer of the rights granted under this Agreement, the Holder agrees that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company.

         Section 10. Additional Covenants of the Company. The Company agrees that at such time as it meets all the requirements for the use of Securities Act Registration Statement on Form S-3 it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

         Section 11. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

         Section 12. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferees or assignees ) upon the occurrence of any of the following:

               (a) all Holder's securities subject to this Agreement have been registered and sold; or

               (b) such Holder's securities subject to this Agreement may be sold without such registration and without limitation as to volume pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act.

         Section 13. Remedies. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         Section 14. Conflicting Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority in interest of the Registrable Securities, the Company shall not grant to any person the right to request it to register any of its securities under the Securities Act unless the rights so granted are subject in all respect to the prior rights of the holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement. The restrictions on the Company's rights to grant registration rights under this paragraph shall terminate on the date of the Registration Statement to be filed pursuant to Section 3(a) is declared effective by the Commission.

         Section 15. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state. Each party hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

         Section 17. Amendment and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the 85% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exercised or converted in full as of the date such consent is sought). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 17, whether or not such Registrable Securities shall have been marked to indicate such consent.

         Section 18. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Agreement.

         Section 19. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.


                              INTEGRATED SURGICAL SYSTEMS, INC.



                              By:
                                 ----------------------------------------------
                                       Ramesh C. Trivedi
                                       Chief Executive Officer and President


                              HOLDER:



                              ----------------------------------------



                              By:
                                 ----------------------------------------
                                       Authorized Signatory

                                                                       EXHIBIT D


                                February 8, 2000


The Investors that are signatory to the Preferred Stock Purchase Agreement between the Investors and Integrated Surgical Systems, Inc. dated as of February 8, 2000.

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to the Preferred Stock Purchase Agreement by and between Integrated Surgical Systems, Inc., a Delaware corporation (the "Company"), and the Investors that are signatories thereto, dated as of February 8, 2000 (the "Purchase Agreement"), which provides for the issuance and sale by the Company of (i) 2,000 shares of the Series F Convertible Preferred Stock of the Company and (ii) warrants to purchase 125,000 shares of Common Stock of the Company (the "Warrant"). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

         We have acted as counsel to the Company in connection with the negotiation of the Purchase Agreement, the Warrant and the Registration Rights Agreement between the Investors and the Company, dated as of February 8, 2000 (the "Registration Rights Agreement", and together with the Purchase Agreement, the "Agreements"). As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof. As to the matters of fact, we have relied upon certificates or other written statements of public authorities and certificates or other written statements of officers and directors of the Company. The phrases "to our knowledge" or "known to us" when used herein mean that with respect to the factual matter covered thereby, we have undertaken no independent investigation or verification of such matters, but have relied solely upon the representations and warranties of the Company contained in the Agreements and have obtained certificates from the officers and directors of the Company as to such factual matters, and nothing has come to the attention of those attorneys in our office who directly participated in this engagement that
(x) would give them actual knowledge or actual notice that such representation or warranty is not accurate or complete, or (y) any information set forth in any of the foregoing documents, certificates and information on which they have relied is not accurate or complete. In addition, we have assumed that any certificate of a public authority on which we have relied that was given or dated earlier than the date of this opinion continues to remain accurate, insofar as relevant to such opinion, from such earlier date through and including the date of this opinion.

         For purposes of this opinion, we have assumed that each Investor has all requisite power and authority, and has taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Investors in the Agreements and pursuant thereto are true and correct.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. To our knowledge, the Company does not have any subsidiaries and does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity other than as disclosed in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and the Warrant and to issue the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares. The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, except as may be required under the rules of the Nasdaq Stock Market, Inc., as contemplated by the terms of the Preferred Stock (the "Nasdaq Restriction"). Each of the Agreements has been duly executed and delivered and the Preferred Stock and the Warrant have each been duly executed, issued and delivered by the Company and each of the Agreements and the Warrant constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         3. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws;
(ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Certificate of Incorporation or Bylaws.

         4. The issuance of the Preferred Stock, the Conversion Shares and the Warrant in accordance with the Purchase Agreement, and the issuance of the Warrant Shares in accordance with the Warrant, will be exempt from registration under the Securities Act of 1933, as amended. When so issued, the Preferred Stock, the Conversion Shares and the Warrant Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Certificate of Incorporation or Bylaws or, to our knowledge, in any agreement to which the Company is party.

         5. To our knowledge, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations which could reasonably be expected to have a Material Adverse Effect. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         6. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the SEC Documents.

         7. Subject to compliance with the Nasdaq Restriction if and when the same shall apply, the issuance of the Preferred Stock, the Conversion Shares and the Warrant Shares will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

         8. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.01 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share, of which 3,520 shares have been properly designated as Series A Convertible Preferred Stock, 1,000 shares have been properly designated as Series B Convertible Preferred Stock, 750 shares have been properly designated as Series C Convertible Preferred Stock, 2,000 shares have been properly designated as Series D Convertible Preferred Stock, 3,000 shares have been properly designated as Series E Convertible Preferred Stock, and 2,000 have been properly designated as Series F Convertible Preferred Stock.

               This opinion is limited to the Federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law. No opinion is expressed with respect to the laws, rules or regulations of any other jurisdiction, whether U.S. or foreign.

               This opinion is furnished to the Investors solely for its benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.



                                      Very truly yours,




                                      SNOW BECKER KRAUSS P.C.

                                                                       EXHIBIT E

                         INSTRUCTIONS TO TRANSFER AGENT
                        Integrated Surgical Systems, Inc.

February   ,2000

American Stock Transfer and Trust Company
40 Wall Street
New York, New York 10005
Attn: Barry Rosenthal

Dear Sirs:

Reference is made to the Preferred Stock Purchase Agreement and all Exhibits thereto (the "Agreement") dated as of February , 2000, between the Investors named therein and Integrated Surgical Systems, Inc. (the "Company"). Pursuant to the Agreement, and subject to the terms and conditions set forth in the Agreement, the Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Investors, shares of Series F Convertible Preferred Stock of the Company, par value $0.01 per share (the "Preferred Stock"), and the Company has issued to the Investors (i) 2,000 shares of Series F Convertible Preferred Stock of the Company, par value $0.01 per share, and
(ii) a warrant to purchase 125,000 shares of Common Stock (the "Warrant"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the Agreement upon conversion of the Preferred Stock or upon exercise of the Warrant. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

1.       ISSUANCE  OF COMMON STOCK WITHOUT THE LEGEND

         Pursuant to the Agreement, the Company is required to prepare and file with the Commission, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Investor (i) upon exercise of the Warrant and (ii) upon conversion of the Series F Convertible Preferred Stock. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following two paragraphs, the Transfer Agent shall deliver to the Investor certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor or its counsel or any other party (other than as described in such paragraphs).

         (a) In the event the Company files a Form S-3 or Form S-1, S-2 or SB-2 registration statement and such registration statement is declared effective by the Securities and Exchange

Commission in connection with any such event, the Investor (or its permitted assignee) shall confirm in writing to the Transfer Agent that (i) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (ii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement.

         (b) In the event a registration statement is not filed by the Company, or for any reason the registration statement which is filed by the Company is not declared effective by the Securities and Exchange Commission the Investor, or its permitted assignee, or either of their brokers confirms to the Transfer Agent that (i) the Investor has beneficially owned the shares of Common Stock for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Investor (or the Trading Day immediately following if such date is not a Trading Day), the Investor will not have sold more than the greater of (a) one percent (1%) of the total number of outstanding shares of Common Stock or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day), and (iii) the Investor has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act.

Any advice, notice, or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of (718) 259-1144.

2.       MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK

In connection with any conversion of Preferred Stock or exercise of a Warrant pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent shall deliver to the Investor, certificates representing Common Stock (with or without the Legend, as appropriate) immediately upon request of the Company, and, if the Transfer Agent is able to deliver such Common Stock to the Investor's account pursuant to the DWAC system of the Depository Trust Company, the Transfer Agent shall make delivery pursuant to such system and provide the Investor with confirmation thereof in lieu of such Common Stock certificates.

3.       FEES OF TRANSFER AGENT; INDEMNIFICATION

The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

4.       THIRD PARTY BENEFICIARY

The Company and the Transfer Agent acknowledge and agree that the Investor is an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions thereof.


                                      Integrated Surgical Systems, Inc.




                                      By:
                                         --------------------------------
                                               Ramesh C. Trivedi,
                                               Chief Executive Officer
                                               and President



AGREED:
AMERICAN STOCK TRANSFER
    AND TRUST COMPANY

By:
   --------------------------
Name:
Title:


                                        3